Exhibit 10.18

COST PLUS 5% CONSTRUCTION MANAGEMENT CONTRACT

(STANDARD FORM)

DATE:	Aprill 28, 2025
NAME OF PROJECT:	Courtyard by Marriot / Olive Branch
CONTRACT AMOUNT:	See Section 5.1
OWNER:	Onyx OB Hotel Owner LLC
OWNER’S REPRESENTATIVE:		Samet Patel
Telephone No.: 954-594-6864 / 561-887-1082

	Email Address:	Sameet@onyxhospitality.com
OWNER’S ADDRESS:

PROJECT:		Courtyard by Marriot / Olive Branch, Ms

SITE:	Full Address: 8386 Camp Creek BVD, Olvie Branch MS 38654

CONTRACTOR:	JFB

Construction & Development, Inc.
A Florida Corporation
(STATE) (corporation, limited liability company, sole proprietorship, general partnership, etc.)
CONTRACTOR’S REPRESENTATIVE:		Joe Basile
	Telephone No.:	561.582.9840
	Email Address:	joe@jfbconstruction.net
CONTRACTOR’S LICENSE NO.:	CGC 1522607 / MS
CONTRACTOR’S ADDRESS:	1300 S Dixie, Lantana, FL 33462

ARCHITECT:
ARCHITECT :
Email address.:

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CONSTRUCTION CONTRACT

(STANDARD FORM)

This Construction Contract (this “Contract”) is made this 28th day of April 2025 (the “Effective Date”) by and between Onyx OB Hotel Owner LLC, a limited liability company (“Owner”) and JFB CONSTRUCTION & DEVELOPMENT, INC., a Florida corporation licensed in Mississippi (“Contractor”). Each of Owner and Contractor is a “Party” and collectively, the “Parties.” Notwithstanding the designation of parties hereof, Contractor acknowledges the Site may be owned by a third party, as landlord of Owner (“Property Owner”).

I.
PROJECT. The “Project” is the total construction of which the Work (as defined herein) performed under this Contract and the other Contract Documents (as defined herein) may be the whole or a part.

II.
CONTRACT DOCUMENTS. The “Contract Documents” consist of the following: (A) this Contract (including the cover page of this Contract), (B) the Construction Plans (as defined herein), (C) all Exhibits and Addenda to this Contract, (D) any Change Orders (as defined herein) executed after the Effective Date of this Contract, (E) any amendment to this Contract executed by Owner and Contractor after the Effective Date of this Contract, and (F) Bid walk notes.

III.
WORK.

3.1. Scope of Work. The “Work” is defined as the Construction Management of the remaining construction required by the Contract Documents, and Construction Plans. Without limiting the foregoing, a general description of the Work is contained in the Construction Plans and the Contract Documents.

3.2 Construction Plans. The “Construction Plans” will be provided to JFB Construction and will consist of the diagrammatic and graphic drawings showing the design, location and dimensions of the Work, including plans, elevations, sections, details, schedules and diagrams and the specifications of such drawings consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work. The Construction Plans have been prepared by the project engineer or architect engaged by Owner. Set forth on Exhibit A attached hereto is a description of the Construction Plans.

IV.
CONTRACT TIME.
4.1
Commencement Date and Completion. The Work to be performed under this Contract shall be commenced upon the applicable Building Permit for the Work being issued (the “Commencement Date”), the actual date to be confirmed by the notice to proceed from Owner to Contractor. Contractor shall perform the Work at a rate of progress to achieve Substantial Completion and Turnover.

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V.
CONTRACT SUM.

5.1 Contract Sum. Owner agrees to pay Contractor for completion of its Work the following sum: Five percent (5.0%) of the “Cost of Construction” (the “Contract Sum”) including all costs associated with this project as well as general conditions and overhead, subject only to additions and deductions by Change Order as specifically provided in this Contract or the other Contract Documents. As used herein, the term “Cost of Construction” shall mean the actual cost to construct and complete the Work, as may be modified by Change Orders including, without limitation, materials, supplies, labor costs, tools, equipment, management and supervision costs, fees, transportation, and facilities furnished, used or consumed, Contractor’s overhead and profit, permit costs and fees, inspection fees, tap and use fees, legal, accounting, insurance and subcontractor costs.

VI.
CONTRACTOR’S DUTIES.

6.1
Inspection of Site. Contractor has inspected the Site and is generally acquainted with the actual conditions thereof. Owner represents and warrants to Contractor that, to its knowledge, there are no hazardous materials on, under or at the Site.

6.2
Permits and Notices. Contractor shall give notices pertaining to the Work to the proper authorities, if required, and to any landlord or other entity required by Owner in writing and shall secure and invoice for reimbursement all necessary licenses, permits, tap and use fees to perform and complete the Work. Contractor shall prepare and maintain at the Site, or as otherwise required, all plans and other documentation in accordance with requirements of federal, state and local laws, regulations, statutes, ordinances, codes and directives (“Laws”) as pertaining to stormwater discharges or potential pollution associated with construction activities for pollution prevention programs (the “SWPPP Requirements” or “Storm Water Pollution Prevention Plan Requirement”), including any SWPPP Requirements of Owner delivered to Contractor.

6.3
Authorization. Contractor represents and warrants that (A) its execution of this Contract and its performance is within its duly authorized powers; (B) it is authorized to do business in the State in which the Project is located; and (C) it is properly licensed by all necessary authorities.

6.4
Taxes. Contractor shall be responsible for informing itself of tax Laws, requirements, regulations and interpretations as they apply to the Contractor. The Contract Sum includes all taxes applicable under tax Laws and which are applicable to the Work.

6.5
Substitutions. Materials are to be specified by reference standard, and/or by manufacturer's name and model number or trade name. Substitutions of materials or methods will only be considered if presented in writing to Owner for Owner's prior approval, which approval shall not be unreasonably withheld or delayed.
6.6
Work. Contractor shall perform the Work in substantial accordance with the Construction Plans and the Contract Documents. Contractor shall coordinate all portions of the Work under the Contract, including any coordination required with utility companies for new (non-preexisting) services brought to Site and other contractors performing work at the Project.

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6.7
Providing the Means to Perform. Contractor agrees to furnish at all times all workmen, labor, equipment and materials needed for the Project and to perform and complete the Work. Contractor shall provide and pay for all labor, materials, and all facilities and services necessary for the completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work. All manufactured articles, materials and equipment shall be installed and handled as directed by the manufacturer. Contractor shall pay all royalties and license fees required for the Work which shall be included in the Cost of Construction.

6.8
Shop Drawings. Upon Owner Representative’s written request, Contractor shall furnish to Owner’s Representative, shop drawings, manufacturer’s data, templates, schedules, reports or any other data that may be necessary for the Work including distribution among other contractors.
6.9
Correction and Protection of Work. Contractor shall correct, repair or replace all damage or loss to any person, property, materials or Work caused by Contractor or anyone for whose acts Contractor may be liable, except such portion of any damage or loss attributable to the negligence, acts or omissions of Owner. Contractor shall use reasonable efforts to protect the Work and all labor, materials, supplies, tools and equipment against any damage, injury, or destruction.
6.10
Clean Project. Upon completion of the Work, Contractor shall remove from the Site any accumulation of waste materials or rubbish caused by its operations. Contractor shall maintain all areas in and around the Site in a clean condition as reasonably feasible; provided, however, Owner recognizes that there shall be materials and rubbish on the Site during the course of construction.

6.11
Required Testing. If Owner, the Contract Documents or applicable Law requires any portion of the Work to be inspected, tested, or approved, Contractor shall conduct or arrange for such inspection, test or approval at the appropriate time and shall give advance written notice of the test inspection so that Owner may observe such inspection, testing or approval. Contractor shall provide copies of all testing results to Owner. If any inspection or testing reveals a failure of the Work to conform to Contract Documents and Laws caused by acts or omissions of Contractor, Contractor shall pay for all costs thereof and subsequent correction of the Work.

6.12
Utilities. Contractor shall exercise care in executing subsurface work in proximity of known subsurface utilities, improvements and easements, and shall determine the location of unknown subsurface utilities, improvements and easements prior to commencing Work. Before commencing any Work in areas which may involve existing utility lines, Contractor shall notify the utility company possibly affected of the planned Work and instruct the utility company to mark or designate the location (and depth) of their lines, or temporarily move the line(s).

6.13
Coordination with Others. Contractor shall be responsible for coordinating the Work to be performed hereunder with all other contractors, suppliers, and others employed in

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connection with the Project, including any contractors or vendors of Owner, so that all such work shall be completed in a timely fashion. In the event of any dispute, Contractor shall notify Owner of same.

VII.
PAYMENT.
7.1
Payment Applications. Contractor shall submit monthly applications to Owner showing all costs incurred by Contractor on account of the Work performed to date. Each such application for payment (“Application”) shall identify the percentage of Work completed during the application period and shall identify each subcontractor that performed any portion of the Work for which payment is requested in such Application and shall be certified by Contractor. The following documentation shall be submitted by Contractor with each Application: (A) Contractor's executed waiver of lien for the portion of the Work in the current Application, contingent only upon receipt of payment for the amount requested in the current Application, in the form attached hereto as Exhibit B-1; (B) Contractor’s unconditional waiver of lien in the form attached hereto as Exhibit B-2 for the amount requested in the previous Application and paid by Owner; (C) unconditional lien waivers from all subcontractors, suppliers and materialmen in the form attached hereto as Exhibit B-2 for all amounts requested from the preceding Application; (D) executed waivers of lien from all subcontractors, suppliers and materialmen for the portion of the Work in the current Application, contingent only upon receipt of payment for the amount requested in the current Application, in the form attached hereto as Exhibit B-1 and (E) such additional documentation reasonably requested by Owner.

7.2
Release of Liens. Contractor shall satisfy and cause to be released all liens, recorded notices, claims for nonpayment or lis pendens filed of record by its subcontractors, sub-subcontractors and material suppliers of any tier provided that the Owner shall have disbursed funds to Contractor to pay such subcontractors, sub-subcontractors and material suppliers. This obligation shall survive termination of this Contract or final completion of the Project.

7.3
Periodic Payments to Contractor. Owner will remit payment within twenty (20) days after receipt of the Application with all required documentation. Owner may decline to approve any payment, in whole or in part, requested in an Application if Work has not been performed in substantial accordance with the Contract Documents. When any deficient Work has been corrected, payment shall promptly be made to Contractor for amounts withheld because of them. Subject to Section 5.1, Owner shall make payment for the amount of labor and materials delivered and installed in the Project, less any previous payments. If payment is not made within five (5) days after the expiration of the twenty (20) day period, the Contractor may exercise all rights and remedies under this Contract.

7.4
Conditions for Turnover. “Turnover” is the last date on which both Substantial Completion (as defined herein) is obtained and all of the requirements in Contract Documents are substantially completed and accepted by Owner. At such time as Contractor considers that the

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Work is Substantially Complete, Owner and Architect shall promptly review the Work. Representatives of the Contractor shall accompany Owner and Architect in making such review. Based upon review and upon the Contractor's lists, Contractor, Owner and Architect shall compile a list of items to be completed or corrected. Items which require correction or completion and which are minor, non-material aspects of the Work, and which the completion, repair or correction of do not have a material, adverse effect or prevent or unreasonably interfere with Owner’s ability to commence any and all of its pre-opening activities, including by way of example, but not limitation: fixturing; stocking, training employees, and opening for business with the public, shall be defined as “Punch List Work”. Work “in-progress” and/or materials “on order”, which are major or material aspects of the Work shall not be considered Punch List Work; such matters constitute incomplete work. “Substantial Completion” or the date the Work is “Substantially Complete” is the date certified by Owner’s Representative when all of the following are satisfied: (A) the Work is substantially complete in accordance with the Contract Documents that Owner can occupy and utilize the Project pursuant to a temporary certificate of occupancy / an unconditional and final certificate of occupancy, (B) all governmental approvals required by Law have been obtained for each portion of the improvements in the Project, (C) if applicable, all conditions precedent to or required for the release of any and all bonds have been achieved, including the written consent of any surety, and (D) the estimated cost of all Punch List Work does not exceed five percent (5%) of the Contract Sum (the “Maximum Punch List Amount”).

7.5
Final Payment. Final payment, constituting the entire unpaid balance of the Contract Sum, shall be paid by Owner to Contractor when the Work has been completed, and the Contract fully performed, including resolution of all Punch List items. Contractor shall provide to Owner all documents (including, but not limited to, Owner having been furnished and accepted within thirty (30) days following Substantial Completion a set of final As-Built Drawings) and final unconditional lien waivers and supporting documentation, together with any other documentation requested by Owner from Contractor and all subcontractors, suppliers and materialmen for the entire Work and Project if required by the terms of this Contract. Contractor shall submit its request for final payment within ten (10) days after satisfactory completion and final acceptance of the Work by the Owner. Final payment shall be paid no later than 20 days after the closeout package has been received by Owner. If payment is not made within five (5) days after the expiration of the twenty (20) day period, the Contractor may exercise all rights and remedies under this Contract.
7.6
No Waiver by Owner. The making of any payment, including final payment, shall not constitute a waiver of any claims by Owner under the terms of any warranties.

VIII.
CHANGE ORDERS. Contractor may be directed in writing by Owner to make changes in the Work. Claims for extra or changed work will be allowed only upon prior written authorization of a change order (“Change Order”) signed by Owner or Owner’s Representative and by Contractor. Changes will be made on an agreed upon lump sum or based upon daily work sheets showing a breakdown of the cost of materials, labor rates and the hours worked, all as approved in writing by Owner or Owner’s Representative which approval shall not be unreasonably withheld or delayed. All Change Orders shall be performed under applicable conditions of the Contract Documents. The Change Order shall not be implemented until the parties agree on the adjustments to Contract Sum and, if applicable, the

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Contract time. In the event that any additional work is desired by the Owner and it is so indicated in writing, other than that as above described or indicated on the Drawings and Specifications, the cost of same shall be determined either by: (1) itemized estimate and acceptance or (2) on a time and material basis with cost limited to actual cost of labor, materials, insurance and taxes plus 10% for combined overhead and profit on work performed by the Contractor's own labor. On work performed by subcontractor labor, the Contractor's percentage markup for combined overhead and profit shall be 5%. A Change Order shall include any necessary extension of time for completion.

IX.
SUBCONTRACTORS.. Prior to commencement of the Work, Contractor shall received a list of contractors that is currently on site and those that will be hired. If requested by Owner, Contractor shall furnish copies of any or all material subcontracts bearing the signatures of the parties thereto. Each subcontract shall contain an "assignment of contract" provision, which allows for assignment to Owner of such subcontract, if requested in writing by Owner and upon default hereunder by Contractor not cured within any grace period. All subcontractors shall be experienced and capable of performing all duties delegated to them. In the event any lien or other similar document pertaining to a subcontractor’s lien is filed or delivered by a subcontractor pertaining to the Work or Project, Contractor shall within 15 days of such lien, notice of intent or claim of lien, either, at the election of Owner, pay in full all amounts claimed by the subcontractor (provided that the Owner has provided sufficient funds therefor) and secure a full release from such subcontractor of such lien, or, if allowed by statute in the jurisdiction of the Site, obtain a surety bond or other payment security that has the legal effect of staying all rights of the subcontractor to foreclose, obtain a judgment or otherwise execute on such lien and Contractor shall thereafter obtain a full release of such lien reasonably satisfactory to Owner.

X.
INSURANCE.
10.1
Contractor’s Insurance. Prior to starting any Work, Contractor, at its expense, shall obtain and maintain in force, on all operations, insurance in accordance with the requirements listed below. The policies of insurance shall be in such form and shall be issued by such company licensed to do business in the State in which the Project is located and reasonably satisfactory to Owner. Certificates of insurance and duly executed endorsements to policies shall be delivered to Owner prior to commencement of the Work.
10.2
Insurance Requirements. The insurance required by Contractor shall be written for not less than the following limits, or greater if required by Law:
(A)
Worker’s Compensation:
i.
Applicable State Statutory Limit
ii.
Employer’s Liability: $1,000,000 per Accident

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(B)
Commercial General Liability (Including Premises-Operations; Independent Vendor’s Protective; Products and Completed Operation for at least 2 years after final payment; Broad Form Property Damage and Indemnification obligations of Contractor):
i.
Bodily Injury and Property Damage: $1,000,000 Combined Single Limit (CSL) Each Occurrence; Minimum $2,000,000 Aggregate or Per Project Endorsement
ii.
Liability Insurance shall include all major divisions of coverage and be on a comprehensive basis.

(C)
Contractual Liability:
i.
Same coverage as (B)i. above; such insurance must cover all claims for contractual obligations of Contractor under the Contract Documents, including Contractor’s obligations for indemnification under Article XI herein.
(D)
Business Auto Liability (including owned, non-owned and hired vehicles):

i Bodily Injury and Property Damage: Minimum $2,000,000

Aggregate or Per Project Endorsement

Owner shall be responsible to obtain from an insurance company lawfully authorized to do business in the state where the Project is located, property insurance written on a builder’s risk, “all risks” completed value sufficient to cover the total values of the entire Project on a replacement cost basis.

10.3
Policies. Each policy of commercial general liability insurance must be endorsed to:

(A)
Name Owner and the Property Owner as Additional Insureds using Insurance Services Office (“ISO”) Forms (CG 20 10 10 01) and (CG 20 37 10 01).
(B)
Stipulate that such insurance is primary and is not additional to, or contributing with, any other insurance carried by or for the benefit of any of the Additional Insureds.

(C)
Waive any and all right of subrogation against any of the Additional Insureds.

(D)
Contain cross liability or severability endorsement.
10.4
Subrogation. Notwithstanding anything to the contrary contained herein, neither Owner nor Contractor shall be liable to the other Party or any insurer or other person or entity claiming by or through such Party if any property is damaged or destroyed or there is any bodily injury or death as a result of any peril required to be insured by such Party hereunder or otherwise insured by such party, whether or not the damage, destruction, bodily injury, death or property damage was caused by the negligence of such Party. All policies of insurance shall contain a provision providing: (A) that the insurer waives its right of subrogation against the other Party hereto with respect to the insured damage, destruction, bodily injury, death or property damage amount, and (B) that the waiver by the insurer of its right of subrogation shall not affect the right of the insured to recover under any insurance policies, provided, however, that if such waiver is not available to Contractor, Contractor shall give notice to Owner prior to commencing the Work.

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XI.
INDEMNITY.

11.1
Indemnification by Contractor. To the fullest extent permitted by Law, Contractor shall indemnify and hold harmless Owner, Owner’s parent companies and their subsidiaries, Architect, if any, and their agents, employees, officers and attorneys (the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities or expenses of any kind (including, without limitation, reasonable legal fees and expenses in connection with any investigative, administrative or judicial proceeding, whether or not designated a party thereto) which may be suffered by, incurred by or threatened against an Indemnified Party on account of, in connection with, or resulting from (A) the performance or nonperformance of the Work; (B) Contractor's default under this Contract or the Contract Documents which is not cured within any applicable grace period; (C) the act, omission, negligence or willful misconduct of Contractor or anyone employed by Contractor or for whose acts or omissions Contractor is liable; (D) any assertion of claims for mechanics' or other liens or any security interest for which Contractor is responsible; (E) any injury, illness or death of any employee or subcontractor of Contractor engaged or participating in the performance of the Work; (F) any infringement of any patent, copyright or trade secret in performing the Work; (G) any injury, illness or death or property damage arising from the Work; or (H) any failure of the Work to comply with Laws. The obligations of Contractor under this indemnification shall apply to all matters except those arising solely from the negligence or the acts or omissions of Owner.

11.2
Defense of Claims. Contractor shall promptly advise Owner in writing of any action, administrative or legal proceeding or investigation as to which Contractor’s indemnification may apply, and Contractor, at Contractor's expense, provided that the indemnification applies, shall assume on behalf of Owner and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Owner; provided, that if the defendants in any such action include both Contractor and Owner and Owner shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to Contractor, Owner shall have the right to select separate counsel to participate in the defense of such action on its own behalf at Contractor's expense.

XII.
COMPLIANCE WITH LAWS AND SAFETY. All Work to be furnished by Contractor must comply with all applicable Laws now in force or hereafter in effect. Without limiting the foregoing, Contractor is responsible for all OSHA compliance. Contractor shall comply in all material respects with all applicable safety Laws established during the progress of the Work.

XIII.
WARRANTIES.
13.1
Warranty by Contractor. Contractor represents and warrants that all Work, materials and services furnished pursuant to the Contract are and shall be free from liens, claims, security interests, encumbrance, and defects, in conformity with the Contract Documents and are of merchantable quality and new. Contractor further represents and warrants that all Work shall be substantially in accordance with the requirements of the Contract Documents and applicable Laws. All Work not conforming to the foregoing shall be considered defective. If within one (1) year after the date of Substantial Completion, any Work is found not to be in accordance with the Contract Documents, the Owner shall notify Contractor of any deficiency with specificity prior to the expiration of the one (1) year period, and it shall be corrected by the Contractor after receipt of written notice from the Owner. Contractor shall have no obligation to perform any warranty work should Owner not notify the Contractor of any deficiencies within the one (1) year period. Subject to the one (1) year warranty, neither the final payment nor any provision of the Contract Documents nor partial or entire occupancy of the Project by the Owner shall relieve the Contractor

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of liability under either any warranties or Contractor's responsibility for faulty materials or workmanship. Contractor's warranty described in this Section shall continue for a longer period if specified in the Contract Documents for special warranties. The foregoing specific warranties are in addition to warranties furnished by all manufacturers and suppliers to Contractor which shall be assigned to, and enforced by, Owner. Notwithstanding the foregoing, in no event shall the Contractor be required to correct any deficiencies caused by the misuse, negligence, acts or omissions of Owner, its employees, agents, invitees or contractors.

13.2
Correction of Work Damaged by Contractor. Subject to the one (1) year warranty, Contractor shall promptly remedy all damage or loss to any person, property, materials or Work caused in whole or in part by Contractor or anyone for whose acts Contractor may be liable, except such portion of any damage or loss solely attributable or arising solely from the negligence or the acts or omissions of Owner.

XIV.
PERFORMANCE.
14.1
Contractor Default. In the event of a default by Contractor in the performance of its obligations hereunder which is not cured within fifteen (15) days after written notice from Owner to Contractor, Owner shall be entitled to all rights and remedies specified for such default as set forth below; should the default be incapable of being cured within fifteen (15) days, the cure period shall be extended for such time period as necessary to cure the default provided that the Contractor commences the cure of the default within the fifteen (15) day period. No rights or remedies of Owner shall be in the alternative or exclusive, and all such rights and remedies shall be cumulative with each other and with those available at law or equity or both.
14.2
Correction of Work. The existence of any defective Work or breach of Contractor's warranty shall be a default subject to the notice and cure period specified in Section 14.1. Contractor shall correct any such Work which is defective or fails to conform to the Contract Documents whether observed before or after Substantial Completion or final completion and whether or not fabricated, installed or completed, and Contractor shall bear all costs of correcting such defective or rejected Work including costs incidental thereto, subject to the one (1) year warranty. Contractor shall remove from the Site all portions of the Work which are defective or nonconforming and which have not been corrected unless removal is waived in writing by Owner.

14.3
Curing By Owner. If Contractor fails to cure the default within the period specified in Section 14.1, Owner may, without further notice to Contractor: (A) take any action Owner deems necessary to make good such deficiencies; (B) order the Work stopped; (C) remove the non- conforming Work at Contractor's expense; or (D) terminate this Contract. In such case, an appropriate Change Order shall be issued deducting from the payments then or thereafter due Contractor the actual cost of correcting such deficiencies, including materials, equipment or supplies and other services made necessary by such default, neglect or failure. If the payments then or thereafter due Contractor are not sufficient to cover such amount, Contractor shall pay the difference to Owner within ten (10) days of Owner's written demand. Nothing contained herein shall, however, require Owner to take such action as herein provided or shall waive or release Contractor from any of its obligations.

14.4
Bankruptcy. If Contractor is adjudged a bankrupt, or if it makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of its insolvency, or (B) if Contractor refuses or fails to supply enough properly skilled workmen or proper materials, Owner may elect to terminate this Contract.

14.5
Termination, Should Owner terminate this Contract in accordance with the

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foregoing provisions, upon such termination, Owner may take possession of the Site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by Contractor and may finish the Work. The provisions of Section 14.5 shall not be modified by the terms of any bond. Upon a termination under this Contract, Owner shall pay Contractor for all Work performed in accordance with the Contract Documents as of the date of termination, to be paid after completion of the Work and subject to the remainder of this Section. If the amount incurred by Owner to finish the Work without using Contractor, plus all reasonable related costs thereto incurred by Owner, (collectively, "Owner's Costs") exceed the Contract Sum, Contractor shall pay the difference to Owner within fifteen (15) days after Owner's written demand.
14.6
Owner Defaults. In the event of a default by Owner under the Contract Documents which is not cured within ten (10) days after written notice from Contractor to Owner, Contractor shall be entitled, in addition to all other rights and remedies, to the following rights. If Owner defaults hereunder or does not pay any payments to Contractor when and as required under the Contract, then Contractor may stop the Work until payment of the amount owing has been received. Owner shall grant a reasonable adjustment to the construction schedule and Contract Sum following Contractor's stopping the Work pursuant to this Section. If payment is not received by Contractor within fifteen (15) days of such Work stoppage, then Contractor shall have the right to terminate this Contract. If Contractor terminates the Contract, Contractor may recover from Owner the sum of: (A) payment for all Work performed including profit earned and that which would be earned if no default had occurred, for any loss sustained upon any materials, equipment, tools, and construction equipment and machinery (provided that the amount in Subsection (A) shall not exceed the Contract Sum less a reasonable estimate of the cost to complete the Work), minus(B) the portion of the Contract Sum previously paid.
14.7
Owner's Right to Suspend Work. Owner may, with or without cause and in its sole discretion, order Contractor in writing to suspend, delay or interrupt the Work in whole or in part for a period not to exceed fifteen (15) days. Nothing in this provision shall give Contractor any right to a termination or to an adjustment in Contract Sum, provided that the construction schedule shall be equitably adjusted.

XV
DISPUTE RESOLUTION
15.1
Application of Resolution Provisions. The mediation and arbitration provisions of this Contract set forth below shall apply to disputes between Owner and Contractor related to or arising out of this Contract or any Contract Documents.
15.2
Mediation and Arbitration. Any controversy, claim, or dispute of whatever nature arising between the Parties, including any issues of arbitrability (a “Dispute”) shall be resolved by mediation or, failing mediation, by binding arbitration. This agreement to mediate and, if necessary, arbitrate shall continue in full force and effect despite the expiration, rescission, or termination of this Contract.

Either Party may begin the mediation process by giving a written notice to the other Party setting forth the nature of the Dispute. The Parties shall attempt in good faith to resolve the Dispute by mediation within 30 days of receipt of that notice. If the Dispute has not been resolved by mediation as provided above, or if a Party fails to participate in a mediation, then the Dispute shall be resolved by binding arbitration in the City and State where the Site is situated. The arbitration shall be undertaken pursuant to the substantive laws of the State where the Site is situated and the Federal Arbitration Act, and the decision of the arbitrator(s) shall be enforceable in any court of competent jurisdiction. The Parties knowingly and voluntarily waive their rights to have their dispute tried and adjudicated by a judge or jury.

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Any Party may demand arbitration as provided above by sending written notice to the other Party. The arbitration and the selection of the arbitrator(s) shall be conducted in accordance with such rules as may be agreed upon by the parties, or, failing agreement within thirty (30) days after arbitration is demanded, under the Commercial Arbitration Rules of the American Arbitration Association, as such rules may be modified by this Agreement. In any Dispute that involves more than one million dollars in damages, three arbitrators shall be used; the decision of a majority of the arbitrators shall be binding on the Parties. Unless the Parties agree otherwise, they shall be limited in their discovery to directly relevant documents. The arbitrator(s) shall resolve any discovery disputes.

The arbitrator(s) shall have the authority to award actual money damages (with interest on unpaid amounts from the date due), specific performance, and temporary injunctive relief, but the arbitrator(s) shall not have the authority to award exemplary or punitive damages, and the Parties expressly waive any claimed right to receive money damages in excess of its actual compensatory damages. The costs of arbitration, but not the costs and expenses of the parties, shall be shared equally by the Parties. If a Party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other Party is entitled to costs, including reasonable attorneys’ fees, for having to compel arbitration or defend or enforce the award. Except as otherwise required by law, the Parties agree to maintain as confidential all information or documents obtained during the arbitration process, including the resolution of the Dispute.

Notwithstanding the above, the Parties recognize that certain business relationships could give rise to the need for one or more of the Parties to seek emergency, provisional, or summary relief to repossess and sell or otherwise dispose of goods and/or fixtures, to prevent the sale or transfer of goods and/or fixtures, or to protect real or personal property from injury, and for injunctive relief. Immediately following the issuance of any such relief, the Parties agree to the stay of any judicial proceedings pending mediation or arbitration of all underlying Disputes.

The agreement to arbitrate shall continue in full force and effect despite the expiration, rescission or termination of this Contract.

The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable Law in any court having jurisdiction thereof.

XVI
OTHER PROVISIONS.

16.1
Entire Agreement. It is understood and agreed by the parties hereto that this Contract together with the Contract Documents incorporates and constitutes the full, final and complete understanding of the parties hereto. No discussions concerning the drafting hereof or prior drafts of this Contract shall be admissible as evidence of the intent of the parties to this Contract. This Contract may not be modified or altered except by the express written consent of the parties hereto. Both parties participated significantly in the mutual drafting of this Contract, and in the event of any ambiguity in the meaning of any provision, it shall be construed fairly, and neither for nor against either Party as drafter. The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work. Except as otherwise provided in the Contract, the Contract Documents are intended to be, and shall be read and construed as if they are, complementary, and Work required by any one shall be as binding as if required by all.

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16.2
Assignment. It is the intent of Owner to employ the specific skills, talents and abilities of Contractor and its principals for the purpose of effecting the completion of the Project. Contractor shall not assign its interest in the Contract or any Contract Document or transfer any of its obligations under the Contract or any Contract Documents, except that the Contractor shall be entitled to retain subcontractors to perform the Work. It is expressly understood that any voluntary or involuntary filing of bankruptcy or preference, or assignment for the benefit of creditors shall be considered a transfer hereunder and shall also be considered a default under this Contract.

16.3
Notices. All notices shall be deemed to have been duly served if delivered in person to an officer of the corporation for whom it was intended, or if delivered at or sent by registered or certified mail, return receipt requested, or by overnight delivery or by email to the following address or at such other address or to such other Party which any Party entitled to receive notice hereunder designates to the others in writing.
(A)
If intended for Contractor, to:

1300 S Dixie Highway

Lantana, FL 33462

Attn: Joseph Basile

Email: joe@jfbconstruction.net

(B)
If intended for Owner, to:

3340 SE Federal Hwy #286

Stuart, FL 34997

Attn: Todd Marshall / Greg Babij

Email:_ todd@autoclubhouse.com________________

16.4
No Waivers. Nothing herein contained shall be construed to limit: (A) any legal, equitable or administrative rights or remedies (including but not limited to procedures, options or waivers incidental to effecting those rights or remedies) available to the parties hereto under applicable Law for the purpose of enforcing the terms, provisions and conditions of this Contract; or

(B) the manner or order in which such remedies are effected; or (C) the election of remedies available to the parties whether under, by virtue of or through this Contract or by virtue of applicable Law. No action or failure to act by Owner or Contractor shall constitute a waiver of a right of duty afforded them under this Contract, nor shall such action or failure to act constitute approval of or acquiescence to a breach hereunder, except as may be specifically agreed in writing.

16.5
Force Majeure. Owner and Contractor shall each be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by a cause or causes beyond such party's reasonable control which shall include, without limitation, all labor disputes, riots, civil commotion, war, pandemics, war-like operations, acts of terrorism, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, or through acts of God (collectively herein called “Force Majeure”); provided, however, that no act of Force Majeure shall excuse or delay any payments due from Owner to Contractor.

16.6
Severability. In the event any terms or provisions of the Contract Documents

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are determined by a final decree of a court of competent jurisdiction to be illegal, invalid or unenforceable; the illegality, invalidity or unenforceability of such provisions shall not in any manner affect the force and effect, or the validity of any of the remaining provisions of the Contract Documents.

16.7
Successors and Assigns. Owner and Contractor respectively bind themselves, their successors, permitted assigns and legal representatives to the other Party hereto and to successors, assigns and legal representatives of such other Party in respect to covenants, agreements and obligations contained in the Contract Documents. Contractor may not assign the Contract or any of its rights or obligations under the Contract including payments without the advance written consent of Owner, except, however, as identified in this Contract, Contractor may delegate certain elements of the Work to its subcontractors, subject to the provisions of this Contract. If Contractor attempts to make such an assignment without such consent, Contractor shall nevertheless remain legally liable and responsible for all obligations under the Contract. Owner may assign its rights and obligations hereunder to its lender, if any, or to any other person or entity and Contractor agrees to enter into an agreement with such lender, person or entity pursuant to which, at such lender's, person's or entity's request, Contractor will complete the Work upon appropriate provision for payment of the balance of the Contract Sum. Any such entity which shall succeed to the rights of Owner shall be entitled to enforce its rights hereunder and shall also be bound to perform Owner's obligations hereunder.

16.8
Survival. The provisions of this Contract, which by their nature survive final acceptance of the Work, shall remain in full force and effect after such termination to the extent provided in such provisions.

16.9
Attorneys' and Other Fees. Should any Party institute any action or proceeding or arbitration to enforce or interpret this Contract or any provision hereof, for damages by reason of any alleged breach of this Contract or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding as determined by the arbitrators shall be entitled to receive from the other Party all attorneys' and other fees, incurred by the prevailing party in connection with such action or proceeding. If any Party files for protection under, or voluntarily or involuntarily becomes subject to, any chapter of the United States Bankruptcy Code or similar state insolvency Laws, the other Party shall be entitled to any and all attorneys' and other fees incurred to protect such Party's interest and other rights under this Contract, whether or not such action results in a discharge. The term "attorney's and other fees" shall mean and include actual attorneys' fees (whether by retainer, salary or otherwise), accountants' fees, expert witness fees, and any and all other similar fees, costs and expenses incurred in connection with the action or proceeding and preparations therefor (which actual fees may be in excess of what a court would determine to be reasonable, had such issue been presented to the court). The term "action or proceeding" shall mean and include actions, proceeds, suits, arbitrations, appeals and other similar proceedings and other non-judicial dispute resolution mechanisms.
16.10
Applicable Law. This Contract shall be governed by and interpreted in accordance with the law of the State in which the Project is located.

16.11
Exhibits. Each exhibit attached to and referred to in this Contract is hereby incorporated by reference as though set forth in full here referred to herein.

16.12
Contractor’s Relationship with Property Owner. Contractor acknowledges that the scope of work performed under this Agreement is for the benefit of Owner. Contractor warrants and represents that it shall not perform any work on behalf of Property Owner at the Site

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without the written authorization and consent of Owner. Owner agrees to promptly grant said written consent upon receipt of (A) adequate proof that Contractor and Property Owner have entered into their own, separate, written agreement or contract; and (B) a written statement from Contractor acknowledging that all work to be performed by Contractor on behalf of Property Owner shall be performed pursuant to a written agreement between Contractor and Property Owner, that said work and agreement are separate and apart from this Agreement, and that said work shall be performed at the sole direction of Property Owner, independent of Owner.

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IN WITNESS WHEREOF, the parties have caused this Contract to be executed as of the Effective Date.

THIS CONTRACT CONTAINS A BINDING ARBITRATION CLAUSE, WHICH MAY BE ENFORCED BY THE PARTIES.

CONTRACTOR: OWNER:

JFB CONSTRUCTION & DEVELOPMENT, INC., a Florida corporation		Onyx OB Hotel Owner LLC
By:		By:
Name:	Joseph Basile	Name:
Title:	President	Title :

EXHIBIT B-1

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EXHIBIT A

List of Construction Plans

TBD

EXHIBIT B-1

Partial or Conditional Lien Waiver Form

STATE OF )

) SS. COUNTY OF )

PARTIAL WAIVER OF MECHANICS’ OR SUBCONTRACTORS’ OR MATERIALMANS’ LIEN

Owner:

Claimant: (insert name of contractor)

Project: (insert property address)

1.
Contract: On (date of construction contract), I, (name of contractor), entered into an agreement with (name of other party to contract; e.g. owner, original contractor, sub-contractor, etc.) to furnish labor and/or materials (which materials may include specially fabricated or manufactured materials) for the construction, improvement, or repair of a building on property at the above-referenced address, which property is more particularly described on the attached Exhibit A.

2.
Conditional Waiver – Current Payment Application: Upon receipt of $ [NOTE: ENTER AMOUNT OF CURRENT PAYMENT] and other good and valuable consideration, Claimant hereby waives and releases any mechanic’s or materialman’s lien, or claim or right of such lien, on the described premises and on improvements now or hereafter located thereon and which now exist or might otherwise arise because of the labor or materials furnished (including specially manufactured or fabricated materials) or to be furnished by the undersigned pursuant to the agreement described above.
3.
Unconditional Waiver – Prior Payment Application(s): Claimant acknowledges receipt of

$ [NOTE: ENTER TOTAL OF ALL PREVIOUS PAYMENTS] and other good and valuable consideration, as a previous progress payment(s) for labor or materials furnished (including specially manufactured or fabricated materials) through [NOTE: ENTER DATE OF LAST CONDITIONAL WAIVER] by the undersigned pursuant to the agreement described above. Claimant hereby waives and releases any mechanic’s or materialman’s lien, or claim or right of such lien, on the described premises and on improvements now or hereafter located thereon and which now exist or might otherwise arise because of the labor or materials furnished (including specially manufactured or fabricated materials) by the undersigned pursuant to the agreement described through [NOTE: ENTER DATE OF LAST CONDITIONAL WAIVER].

4.
Exception: This waiver and release does not cover retention held, labor, materials, equipment or other services furnished after (insert date).

By:
Name:
Title:

EXHIBIT B-1

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I have executed this waiver voluntarily and with full knowledge of my rights under the laws of the jurisdiction where the Project is located.

Executed on .

Subscribed and sworn to before me this day of , 20 .

Notary Public

My Commission Expires:

By:
Name:
Title:

EXHIBIT B-2

EXHIBIT B-2

Final and Unconditional Lien Waiver Form

STATE OF )

) SS. COUNTY OF )

FINAL UNCONDITIONAL LIEN WAIVER

Owner:

Claimant: (insert name of contractor)

Project: (insert property address)

(hereinafter “Claimant”) has been employed or contracted to furnish labor and/or materials for the real property and improvements at the above-referenced address as more fully described on the attached Exhibit A (hereinafter referred to as the “Property”).

In consideration of $ and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Claimant hereby FINALLY, UNCONDITIONALLY, AND COMPLETELY WAIVES AND RELEASES any and all mechanic’s or other liens or claims or rights to liens on the Property, or any other claims for the labor and/or materials furnished (including any and all specially manufactured materials) for the for, to, or for the benefit of, the Property, at any time – past, present, or future. This waiver includes all lien rights Claimant may have, if any, for or related to retainage. Claimant acknowledges and agrees that the Owner or the Owner’s agent has relied, and has a right to rely, on this Final Lien Waiver in disbursing funds, and that the Owner has materially altered its position in reliance on this Final Lien Waiver in disbursing funds. This Lien Waiver is FINAL upon the Claimant’s signature below. By signing this FINAL LIEN WAIVER, Claimant acknowledges and agrees that it shall not file any claim, or file a lien, notice of intent to file a lien, or file a petition to enforce a lien or other claim against the Owner or the Property for any work Claimant performed or shall perform on this Project – past, present, or future. If Claimant does so in violation of this provision, Claimant shall pay all damages incurred by the Owner of the Property, including the Owner’s attorney fees, costs, and expenses, regardless of who prevails in the claim or litigation.

Executed on .

Subscribed and sworn to before me this day of , 20 .

Notary Public

My Commission Expires: